Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Connect Biopharma Holdings Limited of our report dated February 26, 2021 relating to the financial statements, which appears in Connect Biopharma Holdings Limited’s Rule 424(b)(4) prospectus dated March 18, 2021 (No. 333-253631).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

March 19, 2021